Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Trustees

Rewards Network Inc. 401(k) and Profit Sharing Plan

We consent to the incorporation by reference in the registration statement (no. 333-143159) on Form S-8 Rewards Network Inc. of our report dated June 30, 2008 with respect to the statement of net assets available for benefits of the Rewards Network Inc. 401(k) and Profit Sharing Plan as of December 31, 2007, the related statement of changes in net assets available for benefits for the year then ended, and the supplemental Schedule H, line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2007 which report appears in the December 31, 2007 annual report on Form 11-K of the Rewards Network Inc. 401(k) and Profit Sharing Plan.

/s/ KPMG LLP

Chicago, Illinois
June 30, 2008

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-143159) relating to Rewards Network Inc. 401(k) and Profit Sharing Plan, our report dated June 4, 2007, relating to the financial statement of Rewards Network Inc. 401(k) and Profit Sharing Plan which appears in this Form 11-K.

/s/ Vichow Krause & Company LLP

Chicago, Illinois
June 30, 2008